Exhibit 24

DIRECTOR AND/OR OFFICER OF
NEXTEL COMMUNICATIONS, INC.

REGISTRATION STATEMENT ON FORM S-8

POWERS OF ATTORNEY

The undersigned director and/or officer of Nextel Communications, Inc., a Delaware corporation (the “Company”), hereby constitutes and appoints Timothy M. Donahue, Paul N. Saleh, Leonard J. Kennedy and Gary D. Begeman, and each of them, with full power of substitution and resubstitution, as attorneys-in-fact or attorney-in-fact of the undersigned, for him or her and in his or her name, place and stead, to sign and file with the Securities and Exchange Commission under the Securities Act of 1933 (the “Securities Act”) a registration statement on Form S-8 relating to the registration of the Company’s class A common stock pursuant to the Nextel Communications, Inc. Amended and Restated Associate Stock Purchase Plan, with any and all amendments (including post-effective amendments) to such registration statement and with all exhibits thereto and other documents in connection therewith, hereby granting to said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing whatsoever requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all acts and things that said attorneys-in-fact and agents, or any of them or their substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

EXECUTED as of May 27, 2004.

/s/ Timothy M. Donahue	/s/ Paul N. Saleh

Timothy M. Donahue	Paul N. Saleh
Chief Executive Officer, President and	Executive Vice President and Chief
Director (Principal Executive Officer)	Financial Officer (Principal Financial
Officer)

/s/ William G. Arendt	/s/ William E. Conway, Jr.

William G. Arendt	William E. Conway, Jr.
Senior Vice President and Controller	Chairman of the Board of Directors
(Principal Accounting Officer)

/s/ Morgan E. O’Brien	/s/ Keith J. Bane

Morgan E. O’Brien	Keith J. Bane
Vice Chairman of the Board of Directors	Director

/s/ V. Janet Hill

Frank M. Drendel	V. Janet Hill
Director	Director

/s/ William E. Kennard	/s/ Stephanie M. Shern

William E. Kennard	Stephanie M. Shern
Director	Director